                                                                     Exhibit 23
                                                                     ----------
PRICE WATERHOUSE
January 16, 1996


CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Wendy's International, Inc. of our report, dated October 10, 1995, relating to the consolidated financial statements of 632687 Alberta Ltd. (the company), which appear in the Current Report on Form 8-K of Wendy's International, Inc. (Wendy's) dated December 4, 1995. We have not audited any financial statements of the company subsequent to December 31, 1994. Neither have we, in connection with our providing such consent, carried out any procedures subsequent to December 4, 1995, the date of our prior consent given in connection with the Registration Statement on Form S-3 (File No. 33-57101) filed by Wendy's.

Yours very truly,

/s/Price Waterhouse
---------------------
Chartered Accountants
TORONTO, CANADA


                                       10